Exhibit 10.23

ZOETIS INC.
2013 Equity and Incentive Plan
NON-EMPLOYEE DIRECTOR DEFERRED STOCK UNIT AWARD
Zoetis Inc. (the “Company”) has granted to the person named below (the “Participant”), an Award of Deferred Stock Units, subject to all of the terms, definitions and provisions of this Deferred Stock Unit Award (this “DSU Award”) and the Zoetis Inc. 2013 Equity and Incentive Plan (the “Plan”), which is incorporated herein by reference, as follows:
Participant Name
Date of Grant
Number of Deferred Stock Units
Unless otherwise defined in this DSU Award, the terms used in this DSU Award shall have the meanings defined in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this DSU Award, the terms and conditions of the Plan will prevail.
1.Vesting Schedule. 100% of the Deferred Stock Units subject to this Award shall be immediately vested as of the Date of Grant.
2.Company's Obligation to Pay; Deferred Settlement. Each Deferred Stock Unit represents the right to receive one Share. Prior to actual payment of any Shares, such Deferred Stock Unit will represent an unsecured obligation of the Company. Deferred Stock Units will be automatically settled and paid to Participant in Shares (including fractional Shares), subject to Participant satisfying any applicable tax, tax withholding or other obligations as set forth in Section 5. Subject to the provisions of this Section 2, such vested Deferred Stock Units will be paid in Shares within sixty (60) days) following the Participant's Termination of Employment (provided that such Termination of Employment qualifies as a “separation from service” (as defined in Treasury Regulation 1.409A-1(h)).  The Company shall have the sole discretion to determine when Participant's Termination of Employment occurs. Further, notwithstanding anything stated herein or the Plan, if this Award is not assumed or substituted in connection with a Change in Control, this Award shall terminate in its entirety immediately following such Change in Control.
Notwithstanding anything in the Plan or this DSU Award to the contrary, if Participant is a “specified employee” (as defined in Treasury Regulation 1.409A-1(i)) at the time of such separation from service and to the extent required to avoid any additional tax under Section 409A of the Code, the Deferred Stock Units will not be settled and paid to Participant until the date six (6) months and one (1) day following the date of Participant's separation from service, unless the Participant dies following his or her separation from service, in which case, the Deferred Stock Units will be paid in Shares to the Participant's estate as soon as practicable following his or her death. It is the intent of this DSU Award to comply with the requirements of Section 409A of the Code so that none of the Deferred Stock Units provided under this DSU Award or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities herein will be interpreted to so comply.
3.Reserved.
4.Inappropriate Activity. To the extent permitted by applicable law, if at any time Participant engages in any activity in competition with any activity of the Company or any Affiliate, or in any activity inimical, contrary or harmful to the interests of the Company or any Affiliate, including, but not limited to: (i) conduct related to Participant's employment for which either criminal or civil penalties against Participant may be sought, (ii) violation of Company or any Affiliate policies, including, without limitation, the Company's insider trading policy, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interest of the Company or any Affiliate, (iv) disclosing or misusing any confidential information or material concerning the Company or any Affiliate, or (v) participating in a hostile takeover attempt, this Award shall immediately terminate in its entirety, no Shares shall be issued to Participant and Participant shall forfeit any and all rights hereunder.
5.Tax Obligations. Regardless of any action the Company or Participant's employer (the “Employer”) takes with respect to any or all applicable national, local, or other taxes or social contributions, withholdings, required deductions, or other payments, if any, that arise upon the grant or vesting of the Deferred Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends (or dividend equivalent units), if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Deferred Stock Units, including grant or vesting, the holding or subsequent sale of Shares acquired under the Plan, and the receipt of dividends (or dividend equivalents), if any; and (b) does not commit to and is under no obligation to structure the terms of the Deferred Stock Units or any aspect of the Deferred Stock Units to reduce or eliminate Participant's liability for Tax-Related Items, or achieve any particular tax result. Further, if Participant has become subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this DSU Award, no Shares will be issued (or other payment made) to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items that the Company determines must be satisfied with respect to such Shares.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold the minimum statutory amount of Shares otherwise deliverable pursuant to this Award, (c) delivering to the Company already vested and owned Shares, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise). To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time any applicable Deferred Stock Units otherwise are scheduled to vest pursuant to Section 1 above, Participant will permanently forfeit such Deferred Stock Units and any right to receive Shares thereunder and the Deferred Stock Units will be returned to the Company at no cost to the Company.
6.Rights as Stockholder. Until the issuance of the Shares subject to this Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to this Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7 below and Section 3.2 of the Plan.
7.Dividend Equivalent Units. Unless otherwise set forth in the Country Specific Addendum, if the Company declares a dividend on its Common Stock, Participant will be entitled to receive a dividend equivalent unit equal to (i) the amount of such dividend declared and paid with respect to one share of Common Stock, multiplied by (ii) the number of Deferred Stock Units, and dividend equivalent units, subject to this DSU Award, if any, that are outstanding on the applicable dividend record date with respect to such dividend payment date. Dividend equivalent units will not be credited with interest. Unless otherwise set forth in the Country Specific Addendum dividend equivalent units shall be paid in Shares and shall be paid on the date on which the Company issues the Shares underlying such Deferred Stock Units, and dividend equivalent units, on which the dividend equivalent units were issued. The Administrator may prospectively change the method of crediting dividend equivalent units as it, in its sole discretion, determines appropriate from time to time provided that such change does not have a material adverse tax effect on Participant.
8.No Guarantee of Continued Service or Grants. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE DEFERRED STOCK UNITS PUDSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF DEFERRED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS DSU AWARD, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAWS).

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b)    the grant of Deferred Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Deferred Stock Units, or benefits in lieu of Deferred Stock Units even if Deferred Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future awards of Deferred Stock Units, if any, will be at the sole discretion of the Company; (d) Participant's participation in the Plan is voluntary; (e) the Deferred Stock Units and the Shares subject to the Deferred Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant's employment contract, if any; (f) the Deferred Stock Units and the Shares subject to the Deferred Stock Units are not intended to replace any pension rights or compensation; (g) the Deferred Stock Units and the Shares subject to the Deferred Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer.
9.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant's participation in the Plan, or Participant's acquisition or sale of the Shares underlying this Award. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant's participation in the Plan before taking any action related to the Plan.
10.Address for Notices. Any notice to be given to the Company under the terms of this DSU Award will be addressed to the Company, in care of its General Counsel at Zoetis Inc., Five Giralda Farms, Madison, New Jersey 07940, or at such other address as the Company may hereafter designate in writing.
11.Non-Transferability of Deferred Stock Units. The Deferred Stock Units shall not be transferable other than by will or the laws of descent and distribution. The designation of a beneficiary does not constitute a transfer.
12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, the Deferred Stock Units, as evidenced by this DSU Award and the Plan, will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of this Award or the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant of this Award or the issuance of Shares to Participant (or his or her estate), such grant or issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the grant of this Award or the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer the grant of this Award or the delivery until the earliest date at which the Company reasonably anticipates that the grant of this Award or the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to treat this Award as outstanding or issue any Shares pursuant to this Award at any time if the grant of this Award or the issuance of Shares pursuant to this Award violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on Participant's participation in the Plan, this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant or vesting of the this Award or the holding or disposition of Shares or receipt of dividends (or dividend equivalent units), if any (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the grant of this Award or the issuance of Shares or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Award or the Shares. Notwithstanding any provision herein, this Award and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant's country (the “Country-Specific Addendum,” which forms part this DSU Award).

14.Administrator Authority. The Administrator will have the power to interpret the Plan and this DSU Award and to adopt such rules for the administration, interpretation and application of the Plan and this DSU Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Deferred Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this DSU Award.
15.Electronic Delivery and Language. The Company may, in its sole discretion, decide to deliver any documents related to this Award, any future deferred stock units or other equity awards granted by the Company, whether under the Plan or otherwise, or any other Company securities by electronic means or request Participant's consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. If Participant has received this DSU Award, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
16.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this DSU Award.
17.Agreement Severable. In the event that any provision in this DSU Award will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this DSU Award.
18.Modifications to the Agreement. This DSU Award and the Plan constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this DSU Award in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this DSU Award or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this DSU Award, the Company reserves the right to revise this DSU Award as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Deferred Stock Units.
19.Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data as described in this DSU Award by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant's participation in the Plan. Participant understands that refusal or withdrawal of consent may affect Participant's ability to participate in the Plan or to realize benefits from this Award. Participant understands that the Company and its Affiliates may hold certain personal information about Participant, including, but not limited to, Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Deferred Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliates or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant's country (if different than the United States), or elsewhere, and that the recipient's country may have different data privacy laws and protections than Participant's country.
20.Foreign Exchange Fluctuations and Restrictions. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Deferred Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency, and may require the Participant to provide such entity with certain information regarding the transaction.
21.Amendment, Suspension or Termination of the Plan. By accepting this Award represented by this DSU Award, Participant expressly warrants that he or she has received an Award of Deferred Stock Units under the Plan, and has received, read and understood the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.Governing Law. This DSU Award will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this DSU Award or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of New Jersey, and agree that such litigation will be conducted in the courts of the Morris County, New Jersey, or the federal courts for the United States for the District of New Jersey, and no other courts.
By Participant's acceptance of this DSU Award, Participant and the Company agree that this Award of Deferred Stock Units is granted under and governed by the terms and conditions of this DSU Award (including any country-specific addendum thereto) and the Plan, and any ancillary documents, all of which are being delivered simultaneously with, and made a part of, this DSU Award. In addition, Participant acknowledges and agrees that Participant has reviewed the Plan and this DSU Award in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this DSU Award and fully understand all provisions of the Plan and this DSU Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this DSU Award. Participant further agrees to notify the Company upon any change in Participant's residence address.